Exhibit 99.1

Penguin Solutions Announces Proposed Private Offering of Convertible Notes and Refinancing to Enhance Capital Structure

FREMONT, Calif., July 13, 2026 (BUSINESS WIRE) — Penguin Solutions, Inc. (“Penguin,” “we” or the “Company”) (Nasdaq: PENG) today announced it intends to offer $650.0 million in aggregate principal amount of convertible senior notes due 2031 (the “Notes”) to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions. Concurrently with the offering, the Company expects to enter into privately negotiated exchanges of a portion of certain existing convertible senior notes due 2029 and 2030. The Company also expects to grant to the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $100.0 million aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears. The Notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased. Prior to May 1, 2031, the Notes will be convertible at the option of the holders only upon satisfaction of certain conditions and during certain periods. On or after May 1, 2031, the Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash and, if applicable, shares of its common stock, based on the applicable conversion rate(s).

The Notes will be redeemable, in whole or in part, for cash at Penguin’s option at any time, and from time to time, on or after August 6, 2029, and on or before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of common stock of the Company exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Penguin to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Penguin expects to use the net proceeds from the offering to fund the cost of entering into the capped call transactions described below, pay the cash portion of the consideration for the Existing Notes (as defined below) being refinanced through concurrent exchange transactions described below, repay $100.0 million outstanding under the credit agreement, dated as of June 24, 2025, among Penguin Solutions (Cayman), Inc. and Penguin Solutions Corporation (formerly known as SMART Modular Technologies, Inc.), each a wholly owned subsidiary of Penguin, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank and the other parties thereto (the “Credit Agreement”) and for general corporate purposes.

Concurrently with the offering, in separate, privately negotiated transactions, Penguin Solutions (Cayman), Inc., as issuer of the Existing Notes, and the Company, as guarantor of the Existing Notes, expect to enter into exchange agreements with a limited number of holders of Penguin Solutions (Cayman), Inc.’s (i) 2.00% convertible senior notes due 2029 (the “2029 Notes”) and (ii) 2.00% convertible senior notes due 2030 (the “2030 Notes,” and together with the 2029 Notes, the “Existing Notes”) to exchange a portion of the outstanding Existing Notes for a combination of cash and shares of Penguin’s common stock. Following the completion of the offering, Penguin may engage in additional exchanges, or may repurchase or induce conversions, of the Existing Notes.

Holders of the Existing Notes that participate in any of these exchanges (including the concurrent exchanges described in the preceding paragraph), repurchases or induced conversions may purchase or sell shares of Penguin’s common stock in the open market and/or enter into or unwind various derivative transactions to unwind any hedge positions they may have with respect to the Existing Notes or to hedge their exposure in connection with these transactions. These activities could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Penguin’s common stock and, if conducted concurrently with the pricing of the Notes, could affect the trading price of the Notes that Penguin is offering and could result in a higher effective conversion price of the Notes.

If the initial purchasers exercise their option to purchase additional Notes, Penguin intends to use a portion of the net proceeds from the sale of the additional Notes to pay the cost of entering into additional capped call transactions.

The interest rate, initial conversion rate, offering price and other terms of the Notes have not been finalized and will be determined at the time of pricing of the offering.

In connection with the pricing of the Notes, Penguin expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that will initially underlie the Notes. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the Option Counterparties.

The capped call transactions are expected generally to reduce the potential dilution to holders of the Company’s common stock upon any conversion of the Notes and/or offset any cash payments Penguin is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedge positions with respect to the capped call transactions, the Option Counterparties and/or their respective affiliates expect to purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes or any repurchase of the Notes by the Company on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if the Company otherwise elects to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert their Notes, and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that holders will receive upon conversion of their Notes. The Company does not intend, at this time, to terminate or amend the existing capped call transactions previously entered into with respect to the Existing Notes. However, the Company may, in the future, undertake to terminate or unwind all or a portion of the existing capped call transactions, whether in proportion to the amount of the respective Existing Notes repurchased by the Company in exchange, repurchase or induced conversion transactions or otherwise.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes or issuable in the proposed exchange transactions described above, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of common stock issuable upon conversion of the Notes or issuable in the proposed exchange transactions described above, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute an offer to exchange or purchase or a notice of redemption with respect to the Existing Notes, and Penguin reserves the right to elect not to proceed with the proposed exchange transactions.

About Penguin Solutions

Penguin Solutions is a leading provider of memory and AI infrastructure, powering the AI factories of the future for enterprises, sovereign AI initiatives, and neocloud providers.

Built on decades of engineering expertise at the intersection of memory and AI/HPC infrastructure, we bring together differentiated infrastructure software, advanced memory, compute systems, end-to-end services, and industry-leading partner solutions in a full-stack AI factory platform designed to help customers deploy and scale AI workloads with speed and precision.

Headquartered in Silicon Valley, California, we operate globally through our network of R&D, manufacturing, and sales locations.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are not historical in nature, that are predictive or that depend upon or refer to future events or conditions. These statements may include, but are not limited to, statements regarding the completion of the offering of the Notes, the terms of the Notes being offered and the proposed exchange transactions, the expected amount and intended use of the net proceeds from the offering, including the exchange transactions for certain of the Existing Notes and repayment of certain amounts outstanding under the Credit Agreement, and the effects of entering into the capped call transactions and the actions of the Option Counterparties and their respective affiliates. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, including, among others, failure to realize opportunities relating to the company’s growth and stakeholder value, whether the offering will be consummated, including the satisfaction of the closing conditions related to the offering, whether the capped call transactions will become effective, whether the exchange transactions will become effective and other factors and risks detailed in Penguin’s filings with the U.S. Securities and Exchange Commission, including Penguin’s most recent Annual Report on Form 10-K. Penguin may not consummate the proposed offering or exchange transactions described in this press release and, if the proposed offering or exchange transactions are consummated, cannot provide any assurances regarding the final terms of the offer or the Notes or its ability to effectively apply the net proceeds as described above or the final terms of the exchange transactions. Such risks, uncertainties and factors as outlined above and in such filings do not constitute all factors and risks that could cause actual results of Penguin to be materially different from Penguin’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we do not undertake to update the forward-looking statements contained in this press release to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

Investor Contact:

Lori Barker

Investor Relations

ir@penguinsolutions.com

PR Contact:

Maureen O’Leary

Corporate Communications

+1-602-330-6846

pr@penguinsolutions.com